 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2019 (January 29, 2019)

Commission file number: 000-55610

GREENBACKER RENEWABLE ENERGY COMPANY LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-0872648
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11 East 44th Street, 12th Floor

New York, NY 10017

Tel (646) 237-7884

(Address, including zip code and telephone number, including area code, of registrants Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Greenbacker Renewable Energy Company LLC (the “Company”) announced that its Board of Directors on January 29, 2019 approved the December 31, 2018 net asset value per share for Class A and I shares of common stock of $8.54, respectively, a decrease of $0.15 per share from the prior quarter-end’s valuation. In addition, the Company’s Board of Directors approved the December 31, 2018 net asset value per share for Class C shares of common stock of $8.34, a decrease of $0.14 per share from the prior quarter. Due to the changes in net asset value per share, the Company revised the per share offering price for certain classes of shares, effective February 7, 2019, to the following - $9.626 per Class A share, $9.007 offering price per Class C share, and $8.842 per Class share.

The Company’s Board of Directors also authorized cash distributions payable on March 1, 2019, April 1, 2019 and May 1, 2019 to shareholders of record as of February 28, 2019, March 29, 2019, and April 30, 2019, respectively, of $0.00166902 per share, per day for Class A and I shares and $0.00162648 per share, per day for Class C shares, in each case to maintain the current annual distribution rates.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated February 4, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2019	Greenbacker Renewable Energy Company LLC

	By:	/s/ Charles Wheeler
	Name:	Charles Wheeler
	Title:	Chief Executive Officer, President and Director

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release dated February 4, 2019